भारतीय गैर न्यायिक

एक सौ रुपये Rs. 100

रु. 100 ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

தமிழ்நாடு तमिलनाडु TAMILNADU

3 1 MAR 2021 Olympia Tech Park (Chennai) Pvt Ltd

CD 788098

V.BEDHARAJAN
Stamp Vendor
L.No: 12144/B1/96
Ekkattuthangal, Ch-32.
Mobile No: 9710019475

LEASE DEED

THIS **LEASE DEED** is made and executed on this 01st day of April 2021.
BY AND BETWEEN:

Olympia Tech Park (Chennai) Private Limited, a company incorporated under the provisions of the Companies Act, 1956, having its registered office at No.1, SIDCO Industrial Estate, Guindy, Chennai 600 032and represented by its Director, Mr. Chandrakant Kankaria, (hereinafter referred to as the "**Lessor**", which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors-in-interest and title, assigns or anyone claiming through or under it) of the **ONE PART;**

AND

INFOTRELLIS INDIA PRIVATE LIMITED, a company incorporated under the provisions of the Companies Act, 1956, having its registered office at Unit 702, Tower 3B 7th Floor, RMZ Millienia Business Park, Phase 2, 143, Dr. MGR Road, Kandanchavadi, Chennai 600 096 represented by its Director Mr. S Rajkumar (hereinafter referred to as the "**Lessee**", which expression shall, unless it be repugnant to the context or the meaning thereof, mean and include its successors-in-interest and title, assigns or anyone claiming through or under it) of the **OTHER PART.**

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

The Lessor and the Lessee are hereinafter individually referred to as a "**Party**" and collectively as the "**Parties**", as the context may require.

WHEREAS:

1. The Lessor represents that it is the absolute owner of and in possession of building known as 'Olympia Technology Park' ("**said Building**") constructed on Land more particularly described in **Schedule A** hereunder written;

2. M/s KHIVRAJ TECH PARK PRIVATE LIMITED, a Private Limited Company acquired land situate at No.1, SIDCO Industrial Estate, Guindy, Chennai - 600 032 vide 46 Sale Deeds as listed in the Schedule C hereunder written.

3. Whereas On 5th April, 2011 a Partnership deed was executed to set up a partnership firm under the name "Khivraj Tech Park" between 5 Partners including M/s. Khivraj Tech Park Private Limited who contributed 'Olympia Technology Park' towards the capital of the said Partnership firm.

4. Whereas in 2013, the Said Partnership firm Khivraj Tech Park was converted into a Private Limited Company under the name and style of 'OLYMPIA TECH PARK (CHENNAI) PRIVATE LIMITED 'under chapter IX of the Indian Companies Act. As per the said Act on such conversion all the assets and liabilities of the Partnership firm statutorily vests with the converted company.

5. Whereas Olympia Tech Park (Chennai) Private Limited has represented that pursuant to the above it is the sole and absolute owner of the Olympia Technology Park and has full right, title, possession and legal capacity to enter into lease deeds such as the present one for the purpose of leasing out premises situate within the said Building.

6. The Lessee is a specialist data management and advanced analytics firm.

7. The Lessor and the Lessee are entering into this Lease Deed to the extent that set out the rights, duties and obligations mutually agreed upon for the term of the Lease Deed, and for any renewals thereof.

WHEREAS the Lessor and the Lessee, in consideration of the rights, privileges, obligations and agreements contained in this Lease Deed, agree as follows.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1. LEASE AND DESCRIPTION OF THE PREMISES

The Lessee, being desirous of taking on lease the Premises (as defined below) for the purpose of carrying on its business operations, has, relying on the aforesaid representations of the Lessor, approached the Lessor, and the Lessor has agreed to give on lease the Premises to the Lessee, on the terms and conditions agreed upon in this Lease Agreement.

A. The Lessor is the sole and absolute owner of **35,356 sq.ft** super built up area of warm shell office space at **5th office floor (Level 6)** in the blocks Altius B&C of Olympia Technology Park, situated at Plot No.1, SIDCO Industrial Estate, Guindy, Chennai – 600 032 along with 35 no.s of reserved car parking slots (on the ratio of 1:1000 sqft of the lease area at no additional cost) which it shall demise unto the Lessee in terms hereof for the Lessee's exclusive use (all of which are more particularly described in the Schedule 'B' hereunder written and are hereinafter referred to as the 'Premises').

2. HANDOVER DATE

The Lessor shall hand over the possession of the warm shell Premises to the Lessee for fit outs on or prior to 1st of April 2021.

3. LEASE TERM

A. The lease of the Premises shall be operative for initial period of three (3) years commencing 1st of April 2021 and ending on 31st of March 2024 (the "**Initial Lease Term**").

B. The Lease Deed may be renewed further for two (2) terms of three (3) years each on the same terms and conditions of this Lease Deed, by executing a fresh lease deed to be duly stamped and registered as per the applicable laws.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

4. LOCK-IN PERIOD

The Lessee may not terminate the said lease deed for a minimum of 36 months from the Lease Commencement date (as hereinafter defined) of the initial lease term hereinafter termed as **"Lock-In Period"** save and except on account of uncured breach by the Lessor as set out in Article 11B.

The Lessor shall also be locked in without an option to terminate the lease during the Lock In Period save and except on account of uncured breach by the Lessee as set out in Article 11B.

There shall be no lock-in period during any of the renewal terms.

5. RENT FOR THE PREMISES

A. The Lessee agrees and undertakes to pay the warm shell rent at the rate of Rs.77.00/- (Rupees: Seventy Seven only) per sq.ft per month calculated on the Super Built up Area of 35,356 sq.ft of the Demised premises which amount to Rs. 27,22,412 /- (Rupees: Twenty-Seven Lakhs Twenty-Two Thousand and Four Hundred and Twelve only) with applicable taxes extra (the "Rent") per month to be paid into the designated bank account of the Lessor. However, the first (4) months from the Lease Commencement Date shall be provided to the Lessee as Rent Free Period (the **"Rent Free Period"**), during which the Lessee shall not be required to pay any Rent. The Lessee shall be required to pay Rent for the Premises after 4 months of the Lease Commencement Date (the **"Rent Commencement Date"**). The warm shell rent shall be subject to escalation of 15% increase after three years as tabulated below.

Sl.No	Rental Period	Warm Shell Rent / Sq.ft	Rent / Month
1	1st of August 2021 to 31st of March 2024	Rs. 77.00	Rs. 27,22,412.00

B. In the event of any delay in the payment of the monthly rent beyond the ten (10) days of the due date as set out in Article 5D herein, the Lessee shall be liable to pay interest on such outstanding payment @18% per annum calculated from the date when the payment is due to the actual date of payment.

C. **Rent Commencement Date**: The Lessee agrees to pay the monthly warm shell rent as set out above for the demised Premises effective from 01st of August 2021

D. The rent would be paid in advance by the Lessee to the Lessor for the applicable month by 5th of every month subject to the statutory deduction of tax at source.

6: SECURITY DEPOSIT

A. The Lessee agrees to pay to the Lessor an amount equivalent to Six (6) months Warm Shell Rent of Rs.1,63,34,472/- (Rupees One Crore Sixty-Three Lakhs Thirty-Four Thousand Four Hundred Seventy-Two Only) as interest free refundable security deposit ('Security Deposit') during the Term in the following manner:

a) The Lessee has paid to Lessor IFRSD of Rs. 53,74,112/- (Rupees: Fifty-Three Lakhs Seventy-Four One Hundred and Twelve Only) on the execution of the Letter of Intent dated 18-Feb-2021 and the balance IFRSD of Rs. 1,09,60,360/- (Rupees: One Crore Nine Lakhs Sixty Thousand Three Hundred and Sixty Only) at the time of execution of this Lease Deed receipt of which amounts is hereby acknowledged by the Lessor.

B. The Security Deposit shall be the fixed amount as set out herein and will not be subject to any escalation during the term of the Lease Deed irrespective of any subsequent escalation in the Rent.

C. The Security Deposit shall be refunded by the Lessor simultaneously upon the Lessee handing over vacant possession of the Premises to the Lessor on expiry of the lease period or pursuant to a termination of the lease. The Lessor may adjust any arrears of monthly rent, arrears of maintenance charges or arrears of charges for electricity consumed by the Lessee at the Premises or any other payments due to be payable by the Lessee against the Security Deposit prior to refunding the same. If the Lessor fails to refund the Security Deposit simultaneously upon the Lessee vacating and handing over vacant possession of the premise, the Lessee will be entitled to continue to occupy and use the Premises pending refund of the Security Deposit in its entirety. The Lessee shall not be obliged to pay any Rent for such period, until the entire Security Deposit is refunded in full to the Lessee, and such non-payment of Rent shall not be considered as breach of the terms of this Lease Deed. In addition, the Lessee shall also be entitled to interest at the rate of 18% per annum from the date on which the payment was due till such time the Security Deposit is repaid to the Lessee. In addition to exercising the rights mentioned above, the Lessee may pursue such other remedies as may be available to it under this Agreement and / or at law and / or in equity.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

7. MAINTENANCE & UTILITY CHARGES

A. The Lessee shall maintain (i.e. routine day-to-day maintenance) the internal areas of the Premises at its own cost.

B. During the period of the lease, the Lessee shall over and above the rent herein reserved also bear and pay the following expenses in respect of the Premises.

(i) All charges for electricity consumed by the Lessee in the Premises in accordance with the individual meter reading thereof shall be paid to the Maintenance Company (Olympia Tech Park Chennai private limited) based on actual costs as per the prevailing parks billing policy. The Lessee shall pay the electricity consumption charges for the air-conditioners as per the BTU meter reading.

(ii) Charges for heating ventilation and air conditioning (HVAC) consumption shall be based on actual costs in accordance with the meter readings. A detailed invoice, along with the breakup of the calculation, shall be provided to the Lessee, and it is hereby agreed that no mark ups will be added to the invoice.

C. It is further agreed that the Lessor will make & use all efforts to ensure that the Maintenance Company and any other parties who are primarily responsible for maintenance of the building shall at all times well maintain the building in which the Premises are situated. The Lessor shall procure that all services in the building in which the Premises are situated covered in this Lease Deed and in the proposed Maintenance Agreement to be executed with the Maintenance Company including but not limited to the services set out in **Annexure 3** shall be provided to the Lessee in accordance with the same or uniform standard as provided to the other tenants of the building and building complex in which the Premises are situated. If there is a disruption in any of the aforementioned services, the Lessee will provide the Lessor with written notice and the Lessor shall have seven (7) days to re-instate such disrupted services through any of the appropriate channels, including the Maintenance Company, or any associated vendor or service provider. The Lessor will provide the Lessee with a written explanation of the disruption of service and the estimated duration of time until the services are fully restored, as soon as practically possible. Any breach of service that extends past the seven (7) day period shall be considered an Event of Default under this Lease Deed excepting in case of Force majeure situation and the Lessee shall have the right to either get the same rectified at the Lessors cost or terminate the Lease Deed for such Event of Default in accordance with the provisions of Article 11C.

E. The Lessee shall have unlimited access to the Premises twenty-four (24) hours a day, all days of the week with full infrastructure and facilities including lifts, power, power back-up and air-conditioning, access to parking lots and Common Amenities.

F. Air-conditioning

The Lessor shall provide air-conditioning as per the **Annexure 4**.

G. Power

The Lessor shall provide permanent power infrastructure and connections for a power load of 1 kVA per 100 Sq.ft of the Super Built-Up Area of the Demised Premises.
The Lessor shall provide electricity power for the Premises as mentioned in the technical **Annexure 4** at no extra cost.

The Lessee shall approach the Lessor for any further load enhancement over and above the allotted infrastructure load of 1kVA per 100 sq.ft. and the Lessor shall examine such requests and provide subject to availability at that point of time and all such costs associated with providing such additional capacity including the infrastructure costs shall be borne by the Lessee. If there needs to get additional power from TANGEDCO, then the landlord shall extend support in facilitation and again it is subject to TANGEDCO providing the same and all such costs associated with the securing of such additional power and the associated infra costs shall be borne by the Lessee.

H. Power Back-up

The Lessor shall provide 100% power backup for 24 hours a day to the Premises as per the Technical **Annexure 4**. The Lessee shall pay the DG charges as per the consumption and prevailing parks billing policy which would be detailed out in the maintenance agreement.

I. Water & Sewage

No connection charge shall be payable by the Lessee for the "Premises" towards water and sewage connections. The Lessor shall be responsible for providing Water & Sewage Connection in accordance with applicable laws.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

J. Vehicular Parking

The Lessor shall provide one (1) car parking slot for every one thousand (1000) square feet of super built-up area, free of cost pro-rata to the area of the Premises i.e. 35 Car parking slots against the Premises being demised under the present Lease Deed. The Lessee shall be entitled to use such car parking slots for parking either cars or two wheelers as per Lessee convenience ideally in the ratio of 3 two wheelers against 1 car park. Any additional covered Two-wheeler parking slots other than the space provided as per the above-mentioned car parking will be chargeable at Rs. 600/- per slot per month plus applicable taxes. Additional parking slots for Car as well as Two-wheeler shall be provided subject to availability at the time of request and the associated cost towards the same shall be mutually agreed at the relevant time.

K. Legal Fee and Registration of the Lease Deed

Each Party shall bear its own legal expenses. The stamp duty and registration charges payable in respect of the Lease Deed, as applicable, shall be borne by the Lessee.

The Lessor shall take care of the registration formalities of the Lease Deed. The Lessee will cooperate by providing all necessary documentation and other reasonable assistance to the Lessor to complete such formalities.

L. Signage

The Lessee shall be entitled to exhibit signboards, displays and advertisements or any other logo at the designated places earmarked by the Lessor inside the building in which the Premises are situated in such suitable manner as it deems fit. Further, such signboards outside the building in which the Premises are situated shall also be exhibited only at such places earmarked by the Lessor. However, if any party gets signage rights on the elevation and/ or any other location of the building/ building complex in which the Premises are situated, then the Lessor shall procure that such signages, displays and advertisements or logos do not obstruct the Lessee's use of the Premises in general and any passages or doors or windows or open spaces in particular that are being used by the Lessee and that Lessee also gets similar rights subject to such Façade signage requirements and associated cost and terms being mutually discussed and agreed at the time of such requirement.

The placement of such signage and the rentals associated shall be mutually discussed and agreed up on at that point in time.

M. Common Amenities

As part of the common amenities for the building complex in which the Premises are situated, the Lessor shall provide a fully equipped and functional common Food Court, Gymnasium, Auditorium, ATMs and a Convenience Store. The aforesaid common food court and ATMs, as well as all other common amenities that may form a part of the building complex in which the Premises are situated, are hereinafter collectively referred to as the "**Common Amenities**".

The Lessee and its employees, agents and officers will have access to the Common Amenities. No rents or other charges whatsoever shall be payable by the Lessee to the Lessor for the use of the Common Amenities by the Lessee, its employees, agents, officers and guests. However, the Lessee, its employees, agents, officers and guests shall be liable to pay for the food, beverages, Gymnasium memberships, Auditorium usage and other services purchased from the Common Amenities at the stipulated rates from time to time.

8. WARRANTIES & COVENANTS

A. The Lessee, to the extent that the obligations agreed upon under this Lease Deed may continue throughout the Term of the Lease, and any renewal thereof, covenants to the Lessor as follows:

i) The Lessee shall use the Premises only as an office and the car parking spaces only for parking light motor vehicles, with the option of parking an unlimited number of two wheelers in the designated car parking spaces as per Article 7J hereinabove.

ii) The Lessee shall not, unless agreed between the Parties, make any structural alterations or additions to the space in the Premises or remove therefrom any fixtures or fittings provided by the Lessor. The Lessee will be permitted to install/ undertake normal office fit-outs and improvements to the Premises during the Term.

iii) The Lessee shall at its own costs and charges, be at liberty to install such furniture, fixtures, fittings, electrical installations, equipment and all other conveniences as the Lessee may think fit for or in connection with the full use, occupation and enjoyment of the Premises. On the expiry or earlier termination of this Lease Deed, if the Lessee opts to remove the same it shall do so at its own cost and expense, provided however, that any damage caused to the Premises while removing such furniture shall be replaced/rectified by the Lessee at its own costs and expenses, failing which the Lessor shall be entitled to carry out such replacements/rectification and recover the cost of the same from the Lessee.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

IV) The Lessee shall adhere to the protocols prevailing in the park and shall not do or suffer to be done any act which may cause nuisance to co occupants and lessor. Few examples are conducting high volume music band, dance party with huge crowd, blocking the common stair case etc.,

v) The Lessee shall use the Premises with due care and caution and keep the same in good and tenantable condition (reasonable wear and tear excepted).

vi) The Lessee shall permit the Lessor or its duly authorized representative, upon reasonable proper notice, and at a mutually agreed time, to enter the Premises at reasonable hours, for the purpose of inspection of and/or carrying out any required repairs in the Premises. It is agreed and acknowledged by the Lessor that such repairs/inspection (if necessitated), will be performed in such a manner so as not to cause any inconvenience or disturbance to the Lessee.

vii) All day-to-day repairs / maintenance, such as replacement of fused bulbs, leakage of taps, replacement of glass panes and all other minor repairs within the Premises shall be undertaken by the Lessee at its own cost.

viii) The Lessee shall use the Premises in a reasonable and prudent manner (subject to normal wear and tear and damage by fire, flood, earthquake or any other Act of God, riots, civil commotion etc. excepted), and any damage caused to the Premises, (other than those caused by normal wear and tear and damage by fire, flood, earthquake or any other act of God, riots, civil commotion etc.) due to any act(s) directly attributable to the Lessee, shall be rectified by the Lessee at its own costs, failing which the Lessor shall be entitled to carry out such rectification/ replacement at the costs and risks of the Lessee and to recover the same from the Lessee.

ix) The Lessee shall have the right, with intimation to the Lessor but without requiring the Lessor's prior consent, to (i) assign/sublet/sublease all or any portion of the Premises to any entity resulting from a merger, amalgamation, takeover or consolidation with the Lessee; (ii) assign/sublet/sublease all or any portion of the Premises to any entity succeeding to the business and assets of the Lessee; any entity controlled by, controlling or under common control with the Lessee and/ or (iii) assign/sublet/sublease all or any portion of the Premises to any entity which is a part of or affiliated with the promoters of or the member Firms / Companies comprising the global organization of the Lessee.

The Lessor, if called upon by the Lessee or its sub-lessee/assignee, at the cost of the Lessee or its sub-lessee/assignee, undertakes to execute and register the necessary documents in order to secure the rights of the sub-lessee/assignee to use, occupy and enjoy the Premises for the residue Term of the lease including any document in the nature of the fresh lease on the same terms and conditions as contained herein.

x) The subletting to Third Parties by the Lessee is not permitted.

xi) No subletting or assignment as aforesaid shall discharge the Lessee of its obligations hereunder.

xii) The Lessee shall abide by and perform all the reasonable rules and regulations and by-laws of the building in which the Premises are situated and all laws for the time being in force, provided such rules and by-laws do not cause any undue disadvantage or hardship to the Lessee.

xiii) The Lessee shall be entitled to store all of its goods, belongings, chattels, articles, (except inflammable articles or any other articles which are hazardous in nature and likely to cause damage to the building in which the Premises are situated), in the Premises.

xiv) The Park is a Software Technology Parks of India (STPI) licensed park and hence the Lessee shall at all times during the entire tenure of the lease maintain the STPI unit status as approved by the Jurisdictional Authority and share a copy of the approval document to the Lessor when requested.

B. The Lessor, to the extent that these obligations agreed upon under this Lease Deed may continue throughout the Term of the Lease, and any renewal thereof, hereby covenants with the Lessee as follows:

i) The Lessor shall, for and during the Term, bear and pay all past, existing and future property taxes, water taxes and other taxes, and increases thereof, which are now or may at any time hereafter during the Term, be assessed, charged or imposed in respect of the Premises or any part thereof. The Lessee shall bear all taxes and levies arising out of its occupation and usage of the Premises.

ii) The Lessor shall be responsible for, at its cost, carrying out all repairs to the Premises, as and when required. In case the Lessee intends to carry out such repairs, a prior written approval from the Lessor shall be obtained. The Lessee on carrying out such repairs shall be entitled to either reimbursement of expenses incurred for such repairs or adjustments of the same towards the subsequent Rent payable on producing the requisite vouchers of expenses.

iii) The Lessor shall not do anything or omit or suffer to be done anything whereby the lease of the Premises is prejudicially affected.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

iv) The Lessee shall be entitled to use and enjoy the common areas and facilities listed hereunder:

a. Porch, entrance lobby and common passages on all floors of the building in which the Premises are situated;

b. Lifts/ pumps / generators of the building in which the Premises are situated.

v) The Lessor shall provide the required wet risers, fire hydrants, sprinklers and smoke detectors in the Common areas in accordance with applicable law, with a provision for the Lessee to pull the ducts and the systems for the Premises to install smoke detectors, fire alarms and sprinklers as part of its interior layouts.

vi) The Lessor shall provide telecommunication services (broadband/ leased lines etc.) from a minimum of (3) Three service providers to the building in which the Premises are situated at no extra cost to the Lessee. The Lessor has agreed to route the cables of the service providers into the building in which the Premises are situated through separate cable/ routes as a part of its disaster recovery.

viii) The Lessor shall provide fully furnished toilets as per the Lessor's standard specifications.

ix) The Lessor shall abide by and perform all the rules and regulations and bye- laws of the building in which the Premises are situated, and all laws for the time being in force, provided such rules and bye-laws do not cause any undue disadvantage or hardship to the Lessee. The Lessor shall indemnify and keep indemnified the Lessee against all actions, proceedings, suits, claims, demands, losses, damages, costs, charges, and expenses incurred or suffered by the Lessee as a reason of any non-observance or non-performance of such rules and regulations by the Lessor.

x) The Lessor will provide tenancy guidelines which will include among other things, specifications on fire detection systems, public address system and other building management systems within the Lessee's Premises which the Lessee will adopt as part of its interior fit-outs. This is done to ensure that the base building BMS have the right communication capability with the systems installed by the Lessee within the Premises.

xi) The Lessor hereby represents and warrants that it is well and fully entitled to the Premises and/ or to enter into this Lease Deed, and the Lessor shall not do, omit or suffer to be done anything whereby its right to hold and enjoy the Premises is avoided, forfeited or extinguished and shall indemnify the Lessee against any loss or damages as a result of the Lessor committing a breach of this Article. It is, however, agreed by the Lessee that, in the event of the Lessor being desirous of selling/ assigning/ alienating its rights in the Premises, the Lessor shall be entitled to do so provided that such sale shall be to an investor of good social standing and not to a competitor to the Lessee. The Lessor shall also ensure that the prospective purchaser/assignee shall agree, in writing, to be bounded by the terms and conditions herein contained. The Lessor shall ensure that the Premises shall be sold to one (1) investor/ institution not less than one (1) full floor at a time. One (1) full floor shall include Altius Wing B (twenty six thousand and ninety five (26,095) square feet + Altius Wing C (nine thousand two hundred and sixty one (9,261) square feet, provided both are occupied by the Lessee. The Lessor further agrees to bear all costs incurred towards such sale/ assignment/ alienation to the transferee/transferees, including legal costs, stamping and registration cost incurred towards attornment of this Lease / re-drafting fresh lease deeds in favour of the Lessee herein and registering the same with the relevant authorities.

xii) If during the Term, or any renewal thereof, the Premises are compulsorily acquired or requisitioned by any Government or other Statutory Body or Authority under any law for the time being in force and the Lessee is, pursuant thereto, required to vacate the Premises then, in such event, the lease of the Premises shall automatically terminate and the unadjusted portion of the Rent, if any, together with the Security Deposit, shall be refunded to the Lessee by the Lessor forthwith upon such earlier termination / determination.

9. INSURANCE

The Lessor shall ensure that the Premises are insured, during the Term, against structural damage, damage by fire, earthquake, riots and other risks at its own cost. The Lessor shall provide to the Lessee a copy of the insurance documents evidencing that the Premises has been duly insured. In the event of the Lessor failing to so insure the Premises against the above mentioned risks, or failing to renew the insurance policy/ policies, the Lessee shall have the right to insure the same, or renew the same, and costs in this regard shall be to the account of the Lessor and shall be deducted from monthly Rent payable to the Lessor.

10. RENEWAL

The lease of the Premises may be renewed after 3 years at the Lessee's sole option for further renewal for two (2) terms of three (3) years each. The Lessee shall exercise this option to renew in writing at least six (6) months prior to the expiry of the then current term of the lease. In the event if the Lessee exercises its option to renew the lease, the Parties agree that the parties shall execute and register a fresh lease agreement for the renewed term on the fresh terms mutually agreed at that point in time.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

11. TERMINATION

A. This Lease Deed can be terminated at any time by either party by giving six (6) months' written notice to the other party at any time, such notice to take effect no earlier than the end of the Lock in period. Termination by way of notice during the Lock in Period shall only be in terms of Article 11B and 11C.

B. The failure by the Lessee, within sixty (60) days after written notice from the Lessor, to correct any breach or default of the covenants, terms or conditions of this Lease Deed shall constitute an event of default by the Lessee. The failure by the Lessor, within sixty (60) days after written notice from the Lessee, to correct any breach or default of the covenants, terms or conditions of this Lease Deed shall constitute an event of default by the Lessor.

C. Notwithstanding anything to the contrary contained herein, upon the occurrence of an event of default by the Lessor or the Lessee as provided above, the Party aggrieved by the default shall be entitled, to terminate this Lease Deed, whereupon (i) the Lessee shall forthwith vacate and handover the Premises to the Lessor, (ii) the Lessor shall refund to the Lessee the Security Deposit forthwith, in a manner consistent with the provisions hereof and (iii) the Lessee shall pay to the Lessor the balance of any Rent owed to the Lessor through the date of such termination, together with any interest accrued hereunder.

D. Removal of Property. Upon termination of the Lease Deed under Article 11A hereof, Lessee shall have ten (10) business days following the termination date to remove all property and fixtures belonging to Lessee from the Premises and to settle all outstanding bills for utility services. Nothing herein shall require the Lessee, upon termination or expiration of the lease of the Premises, to restore the Premises to its original condition prior to any alterations, additions, changes and improvements by Lessee under the Lease Deed.

E. This Lease Deed may be terminated on account of force majeure situations in accordance with Article 15I.

F. This Lease Deed shall automatically terminate upon the insolvency, liquidation or bankruptcy or appointment of receiver by a court of competent jurisdiction for either Party.

G. This Lease Deed shall automatically terminate upon change in law or any action by governmental/local/other authority having jurisdiction over the Premises, such that the Lessee cannot use the Premises or part thereof, for any period in accordance with Article 8B(xii).

H. Termination in all cases will require (i) the Lessee to handover peaceful vacant possession of the Premises to the Lessor and (ii) refund of Security Deposit by the Lessor to the Lessee.

12. APPLICABLE LAW, ARBITRATION

A. The terms of the Lease Deed shall be construed in accordance with the laws of India.

B. The Lessor and the Lessee agree that they will first attempt to resolve any disputes regarding this Lease Deed through mutual consultation. However, if such consultations do not result in satisfaction to either Party within thirty (30) days after one Party has given written notice to the other to commence such consultations, then either Party may refer the dispute to arbitration. Any dispute, controversy or claim arising out of or relating to this Lease Deed, or breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Arbitration and Conciliation Act, 1996 as at present in force and as amended from time to time, and the following provisions:

(i) The arbitrators shall refer to the English text of this Lease Deed and all proceedings shall be conducted in English;

(ii) There shall be three (3) arbitrators all of whom shall be fluent in English. The Lessor and the Lessee shall each select one (1) arbitrator and the third arbitrator shall be selected by the two arbitrators chosen by the Parties.

(iii) The Parties shall agree that the place of arbitration shall be Chennai, Tamil Nadu, India.

C. The arbitration award shall be final and binding on the Parties. The cost of the arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award. When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Lease Deed.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

13. SCOPE OF AGREEMENT / LEGAL CONSTRUCTION

A. Oral discussions and representations made during the negotiation of this Lease Deed shall not be construed to be terms of this Lease Deed. Any changes, variations or modifications of the terms of this Lease Deed shall not be valid unless made in writing and signed by both Parties hereto.

B. If any provision of this Lease Deed or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a Court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with the applicable law, and in its modified form, such provision shall then be enforceable and enforced.

14. NOTICE

Any notice, claim correspondence or other documents relating to this Lease Deed shall be in writing in the English language and shall be deemed to be duly given or made when delivered by personal delivery with written acknowledgement or receipt, telefax with confirmed copy or by international courier, to the Party to which it is to be given or made at the following address:

If to Lessor, deliver to

Olympia Tech Park (Chennai) Private Limited
Represented by its Director
Mr. Chandrakant Kankaria
'Olympia Tech Park' located at Plot No.1,
SIDCO Industrial Estate, Guindy,
Chennai-600 032
Telephone No.044 - 43459600
Fax: 044 – 28293279.

If to Lessee, deliver to:

INFOTRELLIS INDIA PRIVATE LIMITED.
Represented by its Director
Mr. S. Rajkumar,
Unit 702, Tower 3B, 7th Floor,
RMZ Millienia Business Park, Phase 2,
143 Dr, MGR Road, Kandanchavadi,
Chennai – 600096.
Telephone No.+91-7823977323

The Parties may change their addresses and numbers for the purpose of giving notice by providing proper notice in accordance with the terms of this Article 14.

15. MISCELLANEOUS

A. This Lease Deed is executed in two (2) counterparts in the English language. The Lessee shall retain the original set and the Lessor shall retain the second set.

B. The headings in this Lease Deed are for convenience only, and do not constitute matters to be construed in interpreting this Lease Deed.

C. This Lease Deed shall be binding upon and inure to the benefit of the respective successors, legal representatives and permitted assigns of the Parties. This Lease Deed may not be amended or otherwise altered except pursuant to an instrument in writing signed by each of the Parties hereto.

E. Taxes and Outgoings:

I. Lessor shall issue invoice levying the applicable taxes and cess under GST Legislation. For the purpose of this clause GST Legislation shall mean the Central Goods and Services Tax Act, 2017, the Integrated Goods and Services Tax Act, 2017, the respective State Goods and Services Tax Act, 2017, The Union territory Goods and Services Tax Act 2017, the Goods and Services Tax (Compensation to States) Act, 2017, Rules, Notifications & Circulars including amendments made from time to time.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD
Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.
S. Rajkumar
Director

II. Lessee shall pay to Lessor all applicable taxes levied under the relevant GST legislation which are directly and solely attributable to the leased property, for the relevant period, under this Agreement (each a "Tax"). Lessor's invoices shall include the amount and type of each applicable taxes as a separate line item. The Lessor shall, remit such taxes to the appropriate statutory authorities and file the relevant statutory returns within the prescribed statutory timelines. Lessor shall be responsible for charging the correct tax to Lessee and shall be liable and bear all liabilities relating to incorrect charging of taxes to Lessee.

III. Lessor shall not invoice Lessee any Tax for which Lessee provides Lessor with (i) a valid tax exemption certificate, or (ii) any other documents evidencing that such Tax does not apply to Lessee.

IV. Lessee and Lessor agree that all payments will be subject to withholding taxes prevailing as per the provisions of the Indian Income tax Act 1961 and also as per the provisions of GST Legislation, as applicable and as amended from time to time. Lessee shall provide withholding tax certificates to Lessor as per the provisions of the Income Tax Act 1961 and GST Legislation as the case maybe.

V. **Both parties agree** to comply with the provisions of GST legislation as amended **from time to time and also agree** to ensure that Lessee does not lose any benefits and privileges available under the GST legislation on account of Lessor's non-compliance or negligence or interpretation of the provisions in the GST Legislation.

VI. Lessor shall be exclusively liable for any Taxes, penalties or interest demanded directly by the tax authorities as part of any audits, assessments, scrutiny etc. or payable to the tax authorities at a later date on account of Lessor's negligence or noncompliance or interpretation of the provisions of the GST Legislation and it cannot recover such Taxes, penalties or interest from Lessee.

VII. Lessor shall be solely liable to pay the all the past, existing and future ownership related taxes, rates, cesses, penalties charges, fines, assessments in respect of the Leased Properties, the Project and Project Property including land tax, building tax, corporation and house tax, property tax, municipal tax, etc., as applicable and shall keep and hold the Lessee harmless and fully indemnified from and in respect of the same.

F. Subject to the terms and conditions of this Lease Deed, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to fulfill its obligations under this Lease Deed.

G. This Lease Deed, together with all the appendices, schedules and annexures attached hereto and expressly made a part of this Lease Deed, shall constitute the entire agreement between the Parties hereto and shall supersede all prior proposals, negotiations, understandings and agreements, whether oral or written.

H. Jurisdiction. This Lease Deed shall be governed, construed and enforced in accordance with the laws of India, and subject to the arbitration provision contained in Article 12 hereof, the courts in Chennai shall have jurisdiction with respect to all matters and disputes arising out of or relating to this Lease Deed.

I. Force Majeure. If performance of this Lease Deed is prevented, restricted or interfered with by reason of acts of God, fire, floods, earthquake, wars, revolution, civil commotion, acts of terrorism, acts of public enemy, embargo, epidemic, pandemic, quarantine, acts of government (including state or local government) acting in its sovereign capacity, labour difficulties (including strikes, slowdowns, picketing or boycotts) or any other circumstances beyond the reasonable control and not involving any fault, misconduct or negligence of the other Party, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance including payment of rent on a day-to-day basis during the continuance of such prevention, restriction or interference, provided however, that the Party so affected shall use its best reasonable efforts to avoid or remove such causes of non-performance and both Parties shall proceed immediately with the performance of its obligations under this Lease Deed whenever such causes are removed or avoided, or such causes otherwise cease. For the avoidance of doubt, if the Premises cannot be used wholly or partly on account of any such situation (save and except on account of Corona epidemic/pandemic situation which is provided for in sub clause J below), then the Lessee shall not be required to pay Rent on a pro rata basis for such portion of the Premises that could not be used till such time that its usage is affected. Provided further that where any of the situations covered in this provision require any repairs or refurbishment of the Premises to make it fit for occupation by the Lessee, the Lessor shall make best efforts to conduct such repairs or refurbishment at the earliest and shall provide the Lessee with an estimate of the number of days required for such repair/refurbishment. In the event such inability to use the Premises or such repair/refurbishment requires more than 30 days, then Lessee shall have the right to terminate the Lease Deed and handover possession of the Premises to the Lessor and in such event, the Lessor shall refund the Security Deposit.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

J. In view of current Covid -19 pandemic, in case any unforeseen further lock down imposed by Government as notified between the Lease commencement date and rent commencement date restricting fit out works at site resulting in delay of completion of fit outs, then the Rent commencement date shall be deferred to the extent of the impact which would be duly assessed and agreed mutually between the Lessor and the Lessee.

K. No Corrupt Payments: Neither Party, nor any person acting for or on behalf of a Party hereto, shall make any expenditure for any unlawful purposes in the performance of its obligations under this Agreement and in connection with its activities in relation thereto. Without limiting the generality of the foregoing, neither Party, nor any person acting for or on behalf of a Party hereto, shall bribe or offer to bribe any government official, any political party or official thereof, or any candidate for political office, or any other person.

SCHEDULE A
LAND

Property bearing Plot No.1 (SP) SIDCO Industrial Estate, Guindy, Chennai 600 032, comprised in Town Survey Numbers: 41 (part), 42/2, (formerly 42 (part), 43/2, (formerly 43 (part), 44/2 (formerly 44 (part), 118/2 (formerly 45 (part), 46 (formerly 46 (part), 47/2 (formerly 47 (part), 48/2 (formerly 48 (part), 119 (formerly 49 (part), 50/2 (formerly 50 (part), 51/2 (formerly 51 (part), 52/4 (formerly 52(part), 53/4 (formerly 53 (part), 54/3, (formerly 54 (part), 55/3 (formerly 55 (part), 56/2 (formerly 56 (part), 7/2 (formerly 7 (part), 8/2 (formerly 8 (part) and 9/2 (formerly 9 (part) of Block V Alandur Village, Mambalam-Guindy Taluk, Chennai District, measuring an extent of eight (8) acres twenty nine (29) cents or thereabouts situated within the registration district of Chennai South and sub-registration district of Alandur.

Boundaries:

North by	: Land comprised of S.Nos. 153, 154, 155 Ekkaduthangal Village Extended area and Ganapathy Colony 1st Street
South by	: 80 feet road, SIDCO Road
East by	: 120 feet Jawaharlal Nehru Road
West by	: 60 feet Poomagal Road

SCHEDULE B

PREMISES

Office space on the 5th office floor (Level 6) as per the floor plan set out in **Annexure 2A** hereof in the 'Altius B&C Block' of Olympia Technology Park (such blocks are clearly marked out in the site plan annexed herewith as **Annexure 1**) located at Plot No.1, SIDCO Industrial Estate, Guindy, Chennai – 600 032 ( ) having a total super built up area of 35,356 sq.ft. along with the exclusive right of use 35 designated car parking slots in the ratio 1car parking slot for every 1000 square feet of super built up area free of cost. Car parking plan annexed hereto as **Annexure 2B**.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

SCHEDULE C
LISTOF PROPERTY DOCUMENTS

1. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9216 square feet of the Scheduled Property (registration no. 1235 / 2006)

2. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9210 square feet of the Scheduled Property (registration no. 1236/2006)

3. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration no.1237/2006)

4. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private relating to 4779 square feet of the Scheduled Property (registration no. 1238/2006)

5. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration no. 1239/2006)

6. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration no. 1240/2006)

7. Deed of Sale for Undivided Share of Land dated 12th April 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 5509 square feet of the Scheduled Property (registration no. 1241/2006)

8. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9210 square feet of the Scheduled Property (registration receipt no. P200600073)

9. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9210 square feet of the Scheduled Property (registration receipt no. P200600074)

10. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9210 square feet of the Scheduled Property (registration receipt no. P200600075)

11. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9247 square feet of the Scheduled Property (registration receipt no. P200600076)

12. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9247 square feet of the Scheduled Property (registration receipt no. P200600077)

13. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 9210 square feet of the Scheduled Property (registration receipt no. P200600078)

14. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600079)

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

15. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600080)

16. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600081)

17. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600082)

18. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600083)

19. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600084)

20. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600085)

21. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8362 square feet of the Scheduled Property (registration receipt no. P200600086)

22. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration receipt no. P200600087)

23. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration receipt no. P200600088)

24. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration receipt no. P200600089)

25. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration receipt no. P200600090)

26. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration receipt no. P200600091)

27. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 4779 square feet of the Scheduled Property (registration receipt no. P200600092)

28. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration receipt no. P200600093)

29. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration receipt no. P200600094)

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

30. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration receipt no. P200600095)

31. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration receipt no. P200600096)

32. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration receipt no. P200600097)

33. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 7865 square feet of the Scheduled Property (registration receipt no. P200600098)

34. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 5600 square feet of the Scheduled Property (registration receipt no. P200600099)

35. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 5600 square feet of the Scheduled Property (registration receipt no. P200600100)

36. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 5600 square feet of the Scheduled Property (registration receipt no. P200600101)

37. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 5509 square feet of the Scheduled Property (registration receipt no. P200600102)

38. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 1835 square feet of the Scheduled Property (registration receipt no. P200600114)

39. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 10058 square feet of the Scheduled Property (registration receipt no. P200600115)

40. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 669 square feet of the Scheduled Property (registration receipt no. P200600109)

41. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8422 square feet of the Scheduled Property (registration receipt no. P200600107)

42. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 8422 square feet of the Scheduled Property (registration receipt no. P200600108)

43. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 3743 square feet of the Scheduled Property (registration receipt no. P200600112)

44. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 3742 square feet of the Scheduled Property (registration receipt no. P200600113)

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

45. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 374 square feet of the Scheduled Property (registration receipt No. P200600114)

46. Deed of Sale for Undivided Share of Land dated 29th December 2006 executed by Eveready Industries India Limited in favour of Khivraj Tech Park Private Limited relating to 786 square feet of the Scheduled Property (registration receipt no. P200600111)

IN WITNESS WHEREOF the Parties hereto have executed this Lease Deed on the day, month and year first above written.

For **Olympia Tech Park (Chennai) Private Limited**

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

Authorized Signatory
Date:

For **INFOTRELLIS INDIA PRIVATE LIMITED.**

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

Authorized Signatory
Date

Witnesses:

1.

2.

ANNEXURE -1 : Site Plan


UTILITY BLOCK
CITIUS B
ALTIUS A
ALTIUS B
CITIUS A
ALTIUS C
FORTIUS
OSR
OSR
JAWAHARLAL NEHRU ROAD (100 FT ROAD)

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

ANNEXURE -2A – Floor Plan


OPTION 2

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

ANNEXURE -2B - Car Parking



Upper Basement Plan
CAR Parking Detail
Maxtech Infotrellis - 35 Nos
Four wheeler Parking - 35 Nos

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

ANNEXURE -3
Maintenance Services

a. 24-hour Physical and Systems security for Olympia Tech Park and the Premise including an access control system for the Schedule Property with associated software which will be made available for the Lessee's use

b. Entire housekeeping and cleaning of the Common Areas of the Premises;

c. Illumination of the yards, corridors and external Common Areas to the Premises;

d. Maintenance and operation of the elevators for access of the Premises;

e. Maintenance and operation of Power distribution systems including transformers, bus ducts, raising mains, distribution panels, etc. for the supply of power to the Premises;

f. Maintenance and operation of Common area Fire protection systems;

g. Maintenance and operation of the borewells, sumps, overhead tanks and the related motors for supply of water to the Premises;

h. Maintenance and operation of stand-by generators for Common Areas and the Premises;

i. Maintenance and upkeep of landscaped Common Areas;

j. Payment of electricity bills for all common services including lifts, pumps and Common Area and also for electricity consumed within the Premises;

k. Civil repairs to all Common Areas;

l. Pest control to all Common Areas;

m. Consumable such as cleaning material and replacements for electrical fittings in Common Areas of the Premises; and

n. Periodical cleaning of the structural glazing of the facade of the Premises.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

ANNEXURE-4

Base Building Specifications

BASIC BUILDING SPECIFICATIONS FOR "OLYMPIA TECH PARK"	
1. CIVIL AND RELATED WORKS	
1.1. STRUCTURAL FRAME SYSTEMS	
Structure System	Framed structure with RC Column and RCC / Post Tensioned Flat Slabs with structural spans of 10 x 10m c/c with floor to floor height of 4Mtrs for office floors and 3.1 mtr for basement parking floors and 2.7 mtr for Stilt 1&2 Car parking floors. The root structure designed to support the live loads as per IS 875
Concrete Mix Design	Concrete Mix Design will be accordance with IS 10262 & SP 23 with specified characteristic strength not less than appropriate value given in IS 456. The Design mix of grades to vary from M20 to M40 for various structure elements.
Formwork:	Rigid Formwork to prevent loss of grout and mortar from the concrete and capable of providing a correct shape to the concrete and to give a good desired surface finish with capability to withstand loads of DL & LL of concrete and its activities.
Reinforcement	The steel reinforcement is plain round mild steel bars to conform IS 432 (Part I) and /or for rolled mild steel deformed bars and conform to IS 1139 and for Cold twisted steels bars to IS 1786.
Concrete Placing and Compacting:	Method of placing as specified in IS456 such as to preclude segregation. Concrete, during the operation of placing will be thoroughly worked around reinforcements, embedded inserts, sleeves, spaded against corners of formwork by rodding, or by any other approved means and compacted complying to IS 3558 by mechanical vibrators to produce the desired concrete finish.
Curing	Curing done as specified in IS 516. All the concrete is cured by keeping it consciously damp for the period of time required to complete hydration and hardening to take place.
1.2 CIVIL FINISHES	The Lessor has provided finishes as detailed herein Material / Finishes were as specified:
Masonry	Masonry for the external walls of 200mm thick concrete solid block/bricks/ Aerocon Blocks and for internal partition walls for services/ utilities with brick/ concrete/ light weight –concrete block masonry.
Internal Plaster	Plaster to the internal surface of walls are of average 12mm thick of various mix ratios as per code. All the constructions joints, junction between the block masonry and concrete work has been provided with galvanized chicken mesh/ expanded metal lath.
External Plaster	External Plaster is 12/18 mm thick applied in 1/2 coat.
Waterproofing	All wet areas like toilets, sunken portions, terraces and exposed roof surfaces are water proofed with either water proofing membrane, type executed in accordance with approved manufactures requirement, guidance, supervision –or the insulated water proofing using conventional brick bat-coba. The Lessee/ occupant shall not disturb/damage any of the waterproofing.
Toilets	Toilets are constructed as per the design, specifications and finishing schedule as per the requirement. Number of toilets & fittings will be designed as per the applicable National Building Code (NBC) norms. There would be adequate provision for Alternately disabled toilets.
Flooring in Floor Plate Areas:	
Screeding	The Lessee will (as part of fitout) lay a screed of approximately 65mm thickness on the structural floor to incorporate floor ducting. The Lessor is to allow for this screed in calculation and design of tenant premises their interior loads.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

Flooring in Common Area Outside Floor Plates:	
Vitrified Tile Flooring in Toilets	The floor tiles of various sizes, colour, textures, type and pattern are laid over a 20mm thick cement mortar bed. The corners and joints are finished true with approved. Jointing compound
Flooring in Main Lobby / Lift Lobby (only skirting level)	Granites / Marbles are hard, sound, durable and of uniform thickness. The minimum thickness would be 10mm thick of varying size of patterns over 20mm thick cement mortar bed.
Ceramic Tile Dado in Toilets	The Skirting and dado vertical surfaces are thoroughly cleaned and wetted and a 12 mm thick coat of cement mortar – with approved thickness. The corners and joints are finished true with approved jointing compound.
IPS Flooring in Common Area and Covered Parking:	IPS flooring are done in accordance with IS 2571
JOINERY:	
Flush Door & Shutters	Frames including the rebate, rounding with 1st class timber of best quality (painting surface). Toilets finished on both sides in 1.0mm thickness laminate.
Fire Doors: fire rated flush or steel 1.2mm thick shutter (with base coat of paint)	Fire door are of proprietary make and in confirmance to applicable local fire regulation code or National Building Code Park IV, Two hours rated for AHV and Electrical rooms and one hour rated for all other places
Service Shaft Doors	Pressed metal framed / flush doors of – 1.2mm galvanized sheet of 1 hour fire rated for service areas / ducts / shafts.
Ironmongery	Locksets, Door closer are brush finished stainless steel type as specified in the list of approved make materials.
False Ceiling in Lift Lobby / Common Area	Gypsum Board or equivalent false ceiling provided.
Painting	All Painting works in conformance to IS 2395, code of practice for Painting concrete, masonry and plaster surfaces. Internal painting is provided in common areas with low VOC, plastic emulsion finished in two coats/ OBD / texture paint as defined schedule of Finishes at point 1.3. External paint are with elastomeric paint or texture paint or waterproof cement paint finished in two coat and top sealer coat.
External Façade:	
Façade / Strip Glazing & Aluminium Works	All materials and workmanship are in compliance with the following standards as mentioned below, double glazed window are proposed.
Glazing Related	AS 1288 – 1994, BS 6262, AS 2208, ASTMC 1036-85, ASTM C 1048 – 87.
Aluminium Related	IS 1868, AS 2047 – 1996, AS 2039.
	All window units are of double glazed unit and reception area glazing is single glazed.
The glass will have the following characteristics:	
Glazing Type	Double Glazed & Single glazed for spandrel
Glass (External)	Soft Coated
Glass (Internal)	Clear glass
Type	Head Strengthened
Thickness	6.00 mm
Aluminium Composite Panels as per Design	
Brand Name	Alpolic / Alu décor / Equivalent

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

Thickness	4mm Thick
EXTERNAL DEVELOPMENT WORKS	
The site perimeter secured by the provision of a boundary wall as per the design The internal roads and open parking area are finished in asphalt with stone / precast PCC kerbs, with covered drains are finished.	
1.3 FINISHING SCHEDULE	
List of Approved Makes:	
Material Description	**Manufacture / Supplier**
1. Ordinary Portland Cement	43 / 53 grade Zuari, Dalmia, Ramco or equivalent.
2. White Cement	Birla White / JK or equivalent.
3. Steel HYSD Bars (Reinforcement bars)	SISCOL or equivalent.
Structural Steel	TATA / SAIL / VISL / RINL or equivalent.
4. Vitrified Tile	Naveen, Kajaria, Bell Ceramics, Johnson or equivalent.
5. Ceramic Tile	As per architect's design
6. Emulsion paint / OBD	ASIAN / BERGER / NEROLAC or equivalent.
7. Exterior Texture Paint	RENOVA / SPECTRUM / JOTUN or equivalent.
8. Anti-termite treatment	PCI or Equivalent
9. Fire Doors	Sakthi met Doors / Radian Fire Doors or equivalent.
10. Flush Doors	KUTTY / GLOBAL / UNIPLY or equivalent
11. Ironmongery	Equivalent.
Note: Standard makes from quality / reputed manufactures considered	
2. ELECTRICAL & RELATED SERVICES	
Design Criteria	
i)	The 3 phase power supply is distributed through UG cables. The total power supply infrastructure arrived at 1.0 KVA per 100 sq.ft of chargeable area.
ii)	The full capacity dry type transformer – is installed at the substation within the premises.
iii)	The base building scope covers all HT related work and all LT related works up to the meter room including cabling till distribution boards / floors panels kept in each floor.
2.1 MAIN POWER DISTRIBUTION SCHEME	
Grid Power	11 KV UG cable with associated switchgear installed between the point of power supply identified by the local supply authorities and tenant premises includes the metering equipment associated grounding and civil works: The incoming power supply is transformed to 415 (+/-) 5% using dry type transformer with onload Tap changer (OLTC). The following cubicle compartmentalized sub distribution boards designed, supplied and installed.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

	➢ Street and Area Lighting Panel ➢ Fire Pump MCC ➢ Common Area lighting
2.2 CAPTIVE POWER	
Capacity	1.0 KVA for every 100 sqft chargeable area. The scope includes AMF Panel.
Power backup	100% backup provided with automatic change over panel. Diesel tank of 80KL capacity to operate for at least three days.
Safety Features	30mA sensitivity earth leakage circuit breakers installed in the lighting and small power MCB panels for protection against electrocution. Live parts of all equipment are shrouded.
Lighting	Complete street and area lighting supplied and installed to provide visual guidance and security lighting. LED lamps in appropriate luminaries installed on poles.
Grounding (Earthing)	Grounding (Earthing) will be provided with separate neutral and ground wires running all along the installation adopted. Hot dip galvanized iron used for safety earthling. Adequate number of earth electrodes meeting statutory requirement provided. The system designed to limit the earth impedance to less than 1 ohm so as to ensure positive operation of the current operated safety devices.
Lighting Protection	The tenant premises are protected against lighting terminal rods and galvanized iron strips interconnecting grounding electrodes and the air terminals rods. This design will ensure effective grounding of lighting discharges.
Cables	The cables between transformer and common meter room AYFY aluminium cables.
2.3 Approved makes of electrical equipment / Components	
DG SET	Cummins 1500KVA x 9 Nos
11KV Switchgear	Schneider
Transformer	Universal and Kirloskar
Bus duct	Control & Switch Gear (C&S)
TVSS	New Aquaria
HT & LT Cables	Polycab
Flexible Copper cables	Reputed Local make CPRI certified design or equivalent
HT Cables termination kits	Raychem or equivalent
Luminaires	Philips and Wipro
Decorative / landscape Luminaries	K-Lite
High Efficiency fluorescent lamp	Osram / Philips or equivalent.
MCB / C Curve / RCDs	Legrand
MCB DBs	Legrand
Wires (FRLS Grade)	Finolex or equivalent
2.4 ELEVATORS	

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Rajkumar

Director

Elevators	Passenger elevators from Mitsubishi, capacity 1050kgs, speed 105 MPM, four car group, full selective, collective control operation, VFD controlled, gearless, machine-room less, 14 passengers with cabin size 1600 mm x 1400 mm D, cabin entrance size 1100mm x 2100mm H All the passenger elevator will have stainless steel cars, automatic / emergency rescue device, infra-red Multi beam sensors for doors and over load protection. The interior finish shall follow: Car in hairline finished stainless steel Make of Elevator: Mitsubishi.
2.5 DESIGN BASIS FOR ALLIED SYSTEMS	
Fire Deduction & Alarm System for Common Area	The Base building common area provided with fire protection alarm system confirming to locally applicable norms. The FACP installed in the in the control command centre with provision to connect zonal panel of individual floors to installed by the tenant.
Fire Protection System (FPS) for Common Area / Office Area	
1. Standards	Of Local Fire Authority (TNFRS) norms
2. Types of Systems for Common Areas	I) Hydrant System with pressurized wet riser in Building II) Yard hydrants at regular intervals around Building III) Sprinklers in basements, stilt, common area & first level for all office areas. Capacity as per norms of the Chief Fire Officer.
3. Water Supply storage at Ground Level a. Hydrant System b. Sprinkler System	
4. Water Supply storage at Terrance level a. Hydrant System b. Sprinkler System	As per Design None
5. Fire Hydrant Pump	2 nos of Jockey pump to maintain pressure. Two electrically driven pump with control panel at Upper Basement Five electrically driven pump with control panel at Terrance Level with control panel is in the pump room
6. Sprinkler Pump	Two electrically driven pump with control panel. Note: The hydrant pump is also used as a backup to the sprinkler pump.
7. Backup System	Two Diesel driven fire pump with auto start facility.
8. Pipes for Fire Hydrant & Sprinkler Mains for Common Areas	Class "C" MS pipes – Wet riser with a common tap off point on each floor in shaft.
9. Piping Arrangement	

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD

Director

a. Hydrant b. Sprinkler c. Fire brigade Connection 10. Sprinkler in Common Area / Office Area a. Type b. Spacing 11. Fire Escape System 12. Fire Hydrant	Vertical Pipes laid around tenant premises with tapping at every 45M, hose reel, landing valve and nozzle in a cabinet. Sprinkler Pipeline with Zone Control valves, Flow switches and control. Panel for indication at Ground Floor. 2 nos of Fire Brigade connection installed in the premises Pendent type at the ceiling level in Common Area only as per local norms. ➢ Adequate fire escape staircases provided as per the local norms ➢ Escape distance maintained as per the local norms. All necessary related infrastructure (fire hose cabinet, valves, nozzles, hose etc.,) provided as per the applicable norms.
3. HVAC AND RELATED SERVICES	
3.1. HVAC HIGH SIDE	
Introduction:	A Centralized Air Conditioning system provided.
HIGH SIDE EQUIPMENT	This shall comprise of ➢ Centralized Air-cooled chiller packages complete with Screw refrigeration compressors. ➢ Centralized Water-cooled chiller packages complete with Centrifugal compressor. ➢ Primary and Secondary chilled water re-circulating pump sets. ➢ Chilled water distribution system complete. ➢ Double skin chilled water Air handling units for the various floor, multiple AHU's on each Floor as per requirements. ➢ All equipment provided in the system controlled through BMS.
AMBIENT DESIGN CONDITIONS:	Ambient Design conditions considered as per the Local equipment and ASHRAE standards.
INSIDE DESIGN CONDITIONS. – AS PER THE ASHRAE STANDARD, CODES"	
The inside design conditions in the room / space will be as under	

	Temperature	Relative Humidity
General Office areas	24 deg C+/- 1.1 deg C	Not exceed 60%

INTERNAL LOAD:	
The internal Load details for office area will be as under	
Occupancy	80 sqft Carpet Area (excluding service areas) per person
Fresh Air requirements	20.0 CFM per person
VENTILATION REQUIREMENTS – AS PER ISHRAE STANDARDS, CODES	

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

FRESH AIR	The Fresh Air Ventilation requirements to maintain the I.A.Q will be as under: 20 CFM / person
EXHAUST VENTILATION	
1. Toilets	15 Air changes / hr (As per industry norms)
2. Electrical and other service room	15 Air changes / hr (As per industry norms)
3. Food Preparation Areas	Maintained at a negative pressure relative to adjacent areas. As per industry norms (separate AHU provided)
4. Kitchen	Exhaust ventilation arrangement. As per industry norms

SYSTEM REQUIREMENT – REFRIGERATION CAPACITY

The cooling load has been estimated based on the following assumptions.

All the window glazing and the glazed fenestration in the tenant premises envelope provided with special glazing with heat reflecting glass in all the orientation, at all levels and will provided with internal shading like blinds or curtains by client.

The structural elements like flooring; wall etc., constructed of standard items of the industry

SYSTEM PROPOSED – AIR CONDITIONING

AIR CONDITIONING – GENERAL OFFICE AREAS.

The chiller water piping, Valves and Fittings insulated and finished as per standards.

The primary chilled water re-circulating pump sets installed to ensure the required flow of water through the cooler of the chiller packages irrespective of the variation in tenant premises load. However, the secondary chilled water Re-circulating pump sets will modulate the flow of chilled water through the various load centres (Air Handling units) to meet the varying demand of loads. This arrangement will save on electrical power / energy.

The chilled water refrigeration plant and the circulating pump sets installed in an open space on the terrace of the services block.

AIR HANDLING UNTIS

The air-handling units of double skin construction, Horizontal and draw through type.

These units provided with variable frequency drive and control arrangement as to modulate the speed of the blower assembly there by varying the air quantity delivered in response to varying demand of load thereby saving the electrical power / energy.

NOISE AND VIBRATION CONTROL

The main equipment comprising chillers and AHU's mounted on spring loaded support compete with concrete base, Inertia block etc.,

Piping duct connection to the equipment through flexible connections.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

Director

The HVAC equipment like chiller package, Circulating Pump, AHU's, Ventilation Blowers, etc, provided with energy efficient drive motors as to have maximum saving on Electrical Power / energy.	
3.2 NOISE AND VIBRATION CONTROL	
Air-cooled chiller package	Trane
Water-Cooled Chiller Package	Trane & Carrier
Primary Pump (Split casing / Centrifugal)	KSB, Bell & Gossett and Grundfos
Secondary CHW pump with variable Speed Pumping System including following ➢ Variable Frequency Drive ➢ Pump Controller ➢ Differential Pressure Sensor / Transmitter.	ITT Bell Gossett (USA)
Air Handling Unit Complete with Cooling Coil for AHU's	Trane & Zeco
Centrifugal Fan for AHU's	Kruger
Axial Flow Fan	Kruger
4. TELECOM & RELATED SERVICES	
➢ Lessor has provided minimum of 1 No. sleeve in two different directions for routing a minimum number of Telecom Cables (from Service Providers) from main road to the tenant premises. ➢ A separate vertical communication shaft is provided at all level for routing cables between the Server and Switch rooms, NO Core Cutting in the Developers Scope.	
5. COMPLETION OF WORKS & HANDOVER DETAILS OF INITIAL PROPERTIES.	
All Common Area providing access to and under use	○ Ground Floor Staircase Lobby ○ Ground Lift Lobby ○ Staircase and lift lobbies for all floors ○ Basement level car parks (provided to the Lessee) ○ Motorable access and exit into and from tenant premises pedestrians at ground level. ○ Telecom room earmarked in the basement level and protected access to the same
All Service for the occupancy completely finished and operational, These services shall include;	○ Firefighting, Including hydrant and sprinkler for all the common areas including basement, other common areas. ○ Water supply for water closets, wash area and the pantry (if applicable) ○ Plumbing for the toilets ○ Electrical supply as per the scope defined in specifications. ○ HVAC as per the scope defined in specifications. ○ Lighting in common area including basements, other common areas, ○ Back-up power for serving the office area on all floors ○ Back-up DG power for serving all common area including basement, other common areas. ○ Earmarked garbage disposal / evacuation points.
DESIGN BASIS FOR IBMS:	

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

1. INTEGRATED BUIDLING MANAGEMENT SYSTEM (IBMS) FOR COMMON AREAS The building base scope comprising provision of HVAC Equipment's Automation as described below and monitoring of other building service equipment's as described below Siemens – SBT, Insight IBMS (Open System) – Graphical Software installed in the IBMS Central Control Room on an independent BMS PC. Building Management system comprises the following HVAC Automation and other building Automation services.	
HVAC Automation **Approved Make: SIEMENS**	
HVAC Building Automation – Monitoring and Control	• Chiller Sequencing, temperature control and BTU metering • Primary Pump VFD controls • Secondary Pump VFD Controls. • AHU scheduling, temperature controls, VFD controls and Fire trip. • HRW VFD controls sensing CO2 • Water Management pump control sensing level • Stairwell Pressurization Fans controls and • Fire Protection Pump Controls
Building Automation - Monitoring	• Lift status • DG Set status • Lighting Controls Distribution boards status.
HVAC Building Automation – Third Party System Monitoring	• Chiller Parameters and •
2. INTEGRATED BUIDLING MANAGEMENT SYSTEM (IBMS) FOR OCCUPANT AREAS	
These are not base building scope **Provision to be made by CLIENT as separate tenant fit-outs within their own space** • HVAC – VAV damper actuator and temperature controls • HVAC – CO2 sensor inside office area • HVAC – Smoke Extract Fans • Access Control System for Occupants office area and Ground Floor lift lobby • CCTV System for occupant's office area • Public Address System for occupant's office area • Server Room Fire Suppression System • Fire Sprinkler and Hydrant System in the customer area. • Under deck insulation on the top floor.	
FIRE FIGHTING SYSTEMS:	
TECHNICAL SPECIFICATIONS FOR FIRE HYDRANT, FORE ALARM SYSTEM AND PUBLIC ADDRESS SYTEM The Fire Hydrant System design features: Wet Riser for typical floor completed with double headed landing valves and the hose reels at every floor level. The hose reels – accommodated in the glass – fronted box – are located	

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. RajKumar

Director

in the lift lobby at all floor, so as to have, easy approachability. The system design has been carried out in accordance with relevant IS code NBC regulations.

The ground floor area has been provided with single headed landing valve and hose reel assembly. The fire pump is locked in the pump room in lower basement. The firewater sump is located outside of the building in the setback area near northeast corner. The Level of the tank and pump suction are such that negative suction is available for the pumps. Necessary puddle flange has already been provided.

The external part of the building is protected by yard hydrants placed at intervals as per specifications. The main piping for the hydrants are tapped – off from the discharge header of the fire pump sets and the same is run buried to some distance to suspended in the ceiling level with proper bracket support and is laid exposed supported on the compound was as shown in the layout drawings.

Two set of main fire pump engine driven / electric motor driven fire protection system provided at Upper basement level. Electrically operated Booster pump provided at terrace level with flow rate of 900LPM.

C.3.0 Equipment Protection:

C.3.1 Keep all pipe and conduct openings closed by means of plug or caps to prevent the entrance of foreign matter, protect all piping, conduct, fixtures, equipment or apparatus, Any such work will be restored to its original condition or replaced.

C.3.2 Accessibility:

The installation of valves, thermometers, cleanout fittings and other indication equipment or specialities requiring frequent reading, adjustment, will be conveniently and accessibly located with reference to the finished building, Thermometers and gauges installed so as to be easily read from the floor, for floor cleanout minimum distance of 600mm shall be available from any wall.

FIRE HYDRANT PUMPS

E.0 Automatic Fire Pumps & Controllers:

a. Motor; suitable rating as specified and will be TEFC squirrel cage induction type with class B insulation.
b. The pump delivery not less than 150% of rated capacity at a pressure less than 65% rated head. The slut – off pressure not to exceed 100% of the rated pressure.
c. The following accessories included with the pump unit:
   Discharge Tee

   Test header with valves and caps

   Casing relief valves

   Overflow Cone

   Suction and discharge gauges

   Coupling guard

   Vibration isolator
d. Pump and driver mounted on a common base plate of either cast iron or fabricated steel and direct connect through a flexible coupling, the pumps have bronze impellers mounted on to SS shafts.

E.1.0 Jockey Pump:

a. Pumps have horizontals centrifugal and section top discharge type having bronze impellers, which are pinned for positive driving to stainless steel impeller shafts.
b. For pump rating total dynamic head and electric characteristics refer to schedule on drawings.
c. Pump contain close grained cast iron diffusers and equipped with bronze casing rings. Sleeve – type base bearing shall be bronze.
d. Pump base and motor adaptor in fabricated steel frame with complete mechanical shift seals and standard TEFC / SPDP proof motors drip canopies.

TECHNICAL SPECIFICATION FOR AUTO MATIC FIRE ALARM SYSTEM

SPECIFICATION FOR AUTO MATIC FIRE ALARM SYSTEM:

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT LTD.

Director

The system with fully supervised for all fault conditions with distinctive alarm operated for Fault and Fire conditions. The fire or fault lamp will continue to glow until the fault condition has been corrected or the fire extinguished. Test push buttons are provided on the main control panel to test electronic circuits is each zone.

a. Normal conditions
b. OPEN circuit in system wiring
c. SHORT circuit in system wiring
d. FIRE conditions.
e. AC main failure
f. Battery LOW conditions.

STANDARDS

Installation & Maintenance of Fire Detection and Alarm System	IS-2189-1988
Detectors	IS-2175-1988 / 1130-1985
Copper Wire	IS-694-1977
Rubber Insulated Braided Wire	IS-9968 (Pt – 1) - 1981
PVC insulated Cables	IS-1554 (Pt – 1) - 1976
Paint Shade for main equipment / Accessories	Shade No.536 of IS-5-1978

All installations shall comply with current applicable provisions of India and following accessories

NFPA 71	Central Station Signalling Systems – Protected Premises Unit
NFPA72A	Local Protective Singalong Systems – Protected Premises Unit
NFPA72D	Proprietary Signalling Systems – Protected Premises Unit
NFPA72E760	Automatic Fire Detectors – National Electric Code Article.

The work shall are done to the satisfaction of the consultant / project manager and in accordance with regulations of the local fire authority, insurance authority, Electricity / Fire rules and regulations and the enclosed specification.

BASIS OF DESIGN

An intelligent Fire Alarm System (IFAS) provided to effect total control over the life safety sevices required in the building. The IFAS is of the digital, distributed processing, real time, multitasking, multi-user and multi-location type.

The system is provided with addressable and analog fire alarm initiating, annunciating and controlling devices.

The addressable and intelligent system is such that smoke sensors, thermal sensors, manual call points, etc., can be identified with point address and will incorporate the following features.

a. Setting smoke sensor sensitivity remotely (from the fire alarm panel) to either high sensitivity manually or on a pre-programmed sequence e.g. occupied / unoccupied period the FAS will be able to recognize normal and alarm condition, below normal sensor values that reveal trouble condition and above normal values that indicate either a pre-alarm condition or the need of maintenance.
b. An operator will be able to adjust alarm and pre-alarm thresholds and other parameters for the smoke sensors.
c. Provide a maintenance / Pre-alert alarm capability at smoke sensors to prevent the detectors form indicating a false alarm due to dust, dirt etc.,
d. Provide alarm verification of Individual smoke sensor, alarm verification will be printed on the printer at the control station's printers to enhance system maintenance and identity possible problem areas.
e. Provide numeric point address and LED display of device and current condition of the point. Local annunciation is not interfered with annunciation from the fire control system.
f. Provide outputs that are addressable i.e. outputs will have point address. The operator can be able to command such point manually or assign the point to Logical point Group (Zones) for pre-programmed operation.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director

In the event of a fire alarm, but not in a fault condition the following action will be performed automatically.

g. An alarm will be notified a pre-determined telephone number with information, including point number and type of condition,
h. Air handling units on effected floors will automatically be switched OFF and simultaneously respective fire dampers with also be closed.

TECHNICAL SPECIFICATIONS FOR PUBLIC ADDRESS SYSTEM:

The main objective of the public address system is to convey clear and audible instruction to all the people on all floors of the building in case of an occurrence of fire other emergency. The sound output should not be so loud that people nearest to the speakers feel uncomfortable. No so weak that people away cannot listen to what is being broadcast this is achieved by working the system at 65 to 70% power output and distrusting the speakers uniform all over the floor area.

GENERAL DESCRIPTION:

The system will comprise of a microphone of suitable technical specification, a set of Amplifiers whose output is fed to loud speakers on various floors / buildings to obtain objective. The system shall

a. Control Desk with Zone Selector Mike.
b. Amplifiers
c. Loud Speakers
d. Connecting cables and circuits.

HAND APPLLIANCES (FIRE EXTINGUISHERS):

Fully charged and tested ISI marked fire extinguishers of various type as required and installed in readily accessible locations with brackets fixed to wall by suitable anchor fasteners.

Each appliance will be provided with an inspection card indicating the date of inspection, testing, change of charge and other relevant data.

All appliances fixed in a true workman like manner, truly vertical and at correct locations.

Fire extinguishers installed as per the Indian standard 'code of practice for selection, installation and maintenance of portable first aid appliances' IS-2190-1962.

TYPE OF FIRE EXTINGUISHERS:

1. Co2 fire extinguishers confirming to IS-940 shall be used to extinguish class A fires.
2. Chemical foam fire extinguishers confirming to IS-933 and mechanical foam extinguishers confirming to IS-10204 shall be used to extinguish class B fires.
3. Dry chemicals fire extinguishers confirming to IS-2171 shall be used to extinguish class B and class C fires.
4. Carbon dioxide fire extinguishers confirming to IS 2878 shall be used to extinguish class B and class C fires.
5. Fire extinguishers filled with mono-ammonium phosphate cited with silicon and pressurized with Nitrogen, as propelling agenda shall be used extinguish class A, class B and class C fires.

Fire buckets of 9 litre capacity fabricated out of 24SWG sheet steel filled with clean fine sand a will be provided at required places.

For OLYMPIA TECH PARK (CHENNAI) PVT LTD

Authorised Signatory

For INFOTRELLIS INDIA PVT. LTD.

S. Raj Kumar

Director